Exhibit 3(ii)

Exhibit “B”

AMENDED AND RESTATED CODE OF REGULATIONS
OF
FARMERS NATIONAL BANC CORP.

ARTICLE I
Offices

      Section 1. Principal Office. The principal office of the corporation shall be located in the City of Canfield, Ohio or at such other location as may be designated from time to time by the Board of Directors.

      Section 2. Other Offices. The corporation shall also have offices at such other places out of, as well as within, the State of Ohio as the Board of Directors may from time to time determine.

ARTICLE II
 Meetings of Shareholders

      Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation, for the purpose of fixing or changing the number of directors of the corporation, electing directors and transacting such other business as may come before the meeting, shall be held on a day, to be determined by the Board of Directors, in the month of March each year.

      Section 2. Special Meetings. Special Meetings of the shareholders may be called at any time by the Chairman of the Board, the President or a Vice President of the corporation, or a majority of the Board of Directors acting with or without a meeting, or by any three or more shareholders owning, in aggregate, not less than one-fourth of all shares outstanding and entitled to vote thereat so long as such shareholders prescribe specifically the purpose of such meeting.

      Section 3. Place of Meetings. Meetings of shareholders shall be held at the office of the corporation in Mahoning County, Ohio, unless the Board of Directors shall decide that a meeting will be held at some other place within or out of the State of Ohio and causes the notice thereof to so state.

      Section 4. Notices of Meetings. Unless waived, a written, printed or typewritten notice of each annual or special meeting, stating the day, hour and place and the purpose or purposes thereof, shall be served upon or mailed to each shareholder who is (a) of record as of the day next preceding the day on which notice is given or (b) if a record date therefor is duly fixed, of record as of said date. Such notice shall be given not more than sixty (60) days, nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as the same appears upon the records of the corporation.

      All notices with respect to any shares of record in the names of two or more persons may be given to whomever of such persons is named first on the books of the corporation, and notice so given shall be effective as to all the holders of record of such shares.

      Every person who by operation of law, transfer, transmission or by any other means whatsoever shall become entitled to any share or right or interest therein shall be bound by every notice in respect of such share which, prior to his name and address being entered upon the books of the corporation as the registered holder of such share, shall have been given to the person in whose name such share appears of record.

      Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive in writing any notice required to be given by law or under these Regulations and such writing shall be filed with or entered on the records of the meeting; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to hold a meeting, it shall be valid for all purposes without call or notice and at such meeting any action may be taken.

      Section 6. Quorum. The shareholders present in person or by proxy at any meeting of shareholders shall constitute a quorum for such meeting; but no action required by law, the Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class, or of each class, may be authorized or taken by a lesser proportion.

      At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of the voting shares represented by shareholders present in person or by proxy, except when a different proportion is required by law, the Articles of Incorporation or these Regulations.

      At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At such adjourned meeting, at which a quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.

      Section 7. Proxies. Any person who is entitled to attend a shareholder’s meeting to vote thereat or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases and exercise any of his other rights, by proxy or proxies, appointed by a writing signed by such person, which need not be sealed, witnessed or acknowledged.

      A telegram or cablegram appearing to have been transmitted by such person or a photographic, photo static or equivalent reproduction or a writing appointing a proxy shall be a sufficient writing.

      No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made unless the writing specified the date on which it is to expire or the length of time it is to continue in force.

      Unless the writing appointing a proxy or proxies otherwise provides:

      1. Each proxy has the power of substitution, and, when three (3) or more proxies are appointed, a majority of them or of their substitutes may appoint one or more to act for all;

      2. If more than one proxy is appointed, then (a) with respect to voting or executing consents, waivers or releases, or objections to consents at a shareholders’ meeting, a majority of such proxies as attend the meeting, or if only one attends then that one, may exercise all the voting and consenting authority thereat, and if one or more attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares, and (b) with respect to exercising any other authority, a majority may act for all;

      3. Every appointment of a proxy shall be revocable unless such appointment is coupled with an interest. Without affecting any vote previously taken, the person appointing a proxy may revoke a revocable appointment by a later appointment received by the corporation or by giving notice of revocation to the corporation in writing or in open meeting. The presence at a meeting of the person appointing a proxy does not revoke the appointment;

      4. A revocable appointment of a proxy is not revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incompetency is received by the corporation from the executor or administrator of the estate of such maker, or from the fiduciary having control of the shares in respect of which the proxy was appointed.

      Section 8. Voting. At any meeting of shareholders, each shareholder of the corporation shall, except as otherwise provided by law, the Articles of Incorporation or these Regulations, be entitled to one (1) vote, in person or by proxy, for each share of the corporation registered in his name on the books of the corporation (1) on the date fixed as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the sale or other disposal or transfer on the books of the corporation of such share or shares on or after the date so fixed or (2) if no such record date shall have been fixed, then at the date next preceding the date of such meeting.

      Section 9. Financial Reports. At the annual meeting, or any other meeting held in lieu thereof, there shall be presented to the shareholders a financial statement, which may be consolidated, consisting of such information required to adequately inform the shareholders as to the financial condition of the corporation, as is determined by the board of Directors and may include the following:

      1. A balance sheet containing a summary of the assets, liabilities, stated capital and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus and earned surplus) as of a date not more than four (4) months before such meeting; if such meeting is an adjourned meeting, the balance sheet may be as of a date not more than four (4) months before the date of the meeting as originally convened;

      2. A statement of profit and loss and surplus including a summary of profits, dividends paid and other changes in the surplus accounts of the corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this section was made and ending with the date of the balance sheet.

      Section 10. Action Without a Meeting. Any action which may be taken at any meeting of shareholders may be taken without a meeting if authorized in a writing or writings signed by all the shareholders, except as otherwise provided in Article XIV hereof, who would be entitled to notice of a meeting for such purpose. Any such writing shall be filed with or entered upon the records of the corporation.

ARTICLE III
Directors

      Section 1. Number of Directors. The number of directors constituting the entire Board shall not be less than five (5) nor more than twenty-five (25), the exact number of directors to be determined from time to time by a sixty-six and two-thirds percent (66 2/3%) majority vote of the whole Board of Directors of the corporation, and such exact number shall be eight (8) until otherwise so determined in accordance with this Article III, Section 1. Unless otherwise provided by law, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, shall be filled by action of the Board of Directors as provided in accordance with these Regulations.

      Section 2. Nominations. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of the shareholders may be made by or at the direction of the Board of Directors. Nominations may also be made at a meeting of shareholders by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2 of Article III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the meeting; provided, however, that in the event that less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or mailed no later than the close of business on the 7th day following the date public disclosure was made, whichever first occurs. Such shareholder’s notice to the Secretary shall set forth (a) as to each nominee of the shareholder: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment history of the person for the last five (5) years, and (iii) the class and number of shares of capital stock of the corporation which are directly and beneficially owned by the person; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the corporation which are directly and beneficially owned by the shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation at a meeting of the shareholders unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and the defective nomination shall be disregarded.

      Section 3. Election and Term of Directors. The Board of Directors shall be divided into three (3) classes with the term of office of one class expiring each year. At the annual meeting of Shareholders held in 2000, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annually meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until their successor shall be elected and qualified.

      No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

      Amendment of this Article III, Section 3 – Election and Term of Directors, shall require a sixty-six and two-thirds percent (66 2/3%) majority vote of the shareholders.

      Section 4. Vacancies. In case of a vacancy in the Board of Directors, through increase in the number of directors, death, resignation, disqualification, or other cause, the remaining directors, by an affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the director whose place is vacant. If the vacancy is created through an increase in the number of directors, the Board of Directors shall determine the class of such directorship.

      Section 5. Removal of Director. Any or all of the directors shall only be removed with cause and only by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting stock of the corporation at a meeting called for such purpose. Sufficient showing of cause shall be determined by a two-thirds (2/3) majority vote of the unaffected directors if there exists a minimum of four (4) unaffected directors. In the event there exists less than four (4) unaffected directors, then sufficient showing of cause shall be determined by unanimous vote of the unaffected directors and by an opinion of an uninterested legal counsel designated by the President of the corporation, which such opinion concurs with the findings of the unaffected directors.

ARTICLE IV
Powers and Meetings of
the Board of Directors

      Section 1. General Powers of the Board. The powers of the corporation shall be exercised, its business and affairs conducted and its property controlled by the Board of Directors except as otherwise provided in the Articles of Incorporation, any amendments thereto, this Code of Regulations or the law of the State of Ohio.

      Section 2. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders’ meeting at which directors are elected; notice of such meeting need not be given.

      The Board of Directors may, by by-law or resolution, provide for other meetings of the Board.

      Special meetings of the Board of Directors may be held at any time with or without notice upon call of the Chairman of the Board, the President, or a Vice President of the Corporation, or any two members of the Board.

      Notice of any special meeting of the Board of Directors shall be mailed to each director addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be given personally or by telephone not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director if waived by him in writing or by telegraph, cable, radio or wireless, whether before or after such meeting be held and such waiver of notice shall be filed with or entered upon the record of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

      All meetings of the Board shall be held at the office of the corporation in Mahoning County, Ohio, unless otherwise specified in the notice thereof.

      Section 3. Quorum. A majority of the directors elected and in office shall constitute a quorum. Whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

      Section 4. By-Laws. The Board of Directors may adopt By-Laws for the government of its actions, consistent with the Articles of Incorporation and these Regulations.

      Section 5. Action Without Meeting. Any action may be authorized or taken without a meeting in a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

ARTICLE V
Committees

      Section 1. Committees. The Board of Directors may, by resolution provide for such standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not in consistent with law, as may be designated by the Board of Directors. Vacancies in such committees should be filed by the Board of Directors, or as it may provide.

ARTICLE VI
Officers

      Section 1. General Provisions. The Board of Directors shall elect a President, a Vice President, a Secretary and a Treasurer of the Corporation, and in its discretion, a Chairman of the Board of Directors and additional Vice Presidents. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. None of the officers need be chosen from among the members of the Board of Directors. Any two or more of such offices, other than that of President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

      Section 2. Term of Office. The officers of the corporation shall hold office during the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election or until their successors are chosen and qualified.

      The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.

      A vacancy in any office, however created, shall be filled by the Board of Directors.

ARTICLE VII
Duties of Officers

      Section 1. General Duties of Officers. The Chairman of the Board, if one be elected, the President, any Vice Presidents, the Secretary, the Treasurer, and any other officers or assistant officers shall have the authority and perform such duties as are determined by the General Corporation Law, by the Articles of Incorporation, by this Code of Regulations, or, from time to time, by the Board of Directors.

      Section 2. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

      Section 3. President. The President shall be the active executive officer of the corporation and shall exercise supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of the shareholders and, in the absence of or if a Chairman of the Board shall not have been elected, he shall also preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, notes, bonds, contracts and other instruments requiring his signature, and shall have all the powers and duties prescribed by the General Corporation Law and such others as the Board of Directors may from time to time assign him.

      Section 4. Vice Presidents. The Vice Presidents shall perform such duties as are given to them by these Regulations, or as may from time to time be assigned to them by the Board of Directors or the President of the corporation. At the request of the President, or in his absence or disability, the Vice President designated by the President (or, in the absence of such designation, the Vice President in the order fixed by the Board) shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The authority of the Vice President to sign, in the name of the corporation, all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments shall be coordinate with like authority of the President.

      Section 5. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and the Board of Directors and shall make proper record of the same, which shall be attested by him; sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments executed by the corporation and requiring his signature; give notice of meetings of shareholders for the election of directors, a certified list of shareholders, arranged in alphabetical order; keep such books as may be required by the Board of Directors and file all reports to States, to the Federal Government and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors or by the President of the corporation.

      Section 6. Treasurer. The Treasurer shall have supervision of all finances; shall receive and have in charge all monies, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation; and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including account of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus and earned surplus) and shares, together with such other accounts as may be required, and, upon the expiration of her term of office, shall turn over to her successor or to the Board of Directors all property, books, papers and monies of the corporation in his hands; and he shall perform such other duties as may from time to time be assigned to her by the Board of Directors.

      Section 7. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors and shall perform such duties as the Board of Directors may prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties and to fix their compensation.

      Section 8. Duties of Officers may be Delegated. In the absence of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being powers or duties or any of them, of any such officer to any other officer or to any director.

ARTICLE VIII
Transactions Between the Corporation
and its Directors or Officers

      Section 1. Transactions Not Void or Voidable. No contract or transaction shall be void or voidable with respect to this corporation for the reason that it is between the corporation and any other persons, firm or corporation in which one or more of this corporation’s directors or officers are directors, trustees or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of the directors or a committee thereof which authorizes such contract or transaction, if in any such case:

      1. The material facts both as to that common or interested director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the directors or the committee; and the directors or the committee, in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

      2. The material facts both as to that common or interested director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction in specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract or transaction; or

      3. The contract or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders.

      Section 2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors, or of a committee thereof which authorizes a contract or transaction pursuant to this Article.

ARTICLE IX
Certificate for Shares

      Section 1. Form and Execution. Each holder of shares is entitled to one or more certificates, in such form as shall be approved by the Board of Directors, signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the corporation, which shall certify the number and class of shares held by him in the corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such certificate is countersigned by an Incorporated Transfer Agent or Registrar, the signature of any of said officers and the seal of the corporation may be facsimile, engraved, stamped or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all other respects when delivered.

      Section 2. Transfer of Shares. Such certificates for share shall be transferable upon the books of the corporation by the holders thereof, in person or by a duly authorized attorney, upon surrender and cancellation of certificates for such shares with duly executed assignment and power of transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signatures to such assignment and power of transfer as the corporation, or its agents, may reasonably require.

      Section 3. Transfer Agents and Registrars. The Board of Directors of the corporation may appointment or revoke the appointment of Transfer Agents and Registrars and may require all certificates for shares to bear the signatures of such Transfer Agents and Registrars, or any of them.

      Section 4. Lost, Stolen or Destroyed Certificates. If any certificates for shares are lost, stolen or destroyed, the Board of Directors may authorize the execution and delivery of a new certificate in place thereof, upon such terms and conditions as it may deem advisable. The Board of Directors, in its discretion, may refuse to execute and deliver such new certificate until the corporation has been indemnified to its satisfaction and until it is protected to its satisfaction by a final order of decree of a court of competent jurisdiction.

      Section 5. Registered Shareholders. A person in whose name shares are of record on the books of the corporation shall conclusively be deemed the unqualified owner thereof, for all purposes, and to have capacity to exercise all rights of ownership. Neither the corporation nor any Transfer Agent of the corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obligated to see to the execution of any trust or obligation.

ARTICLE X
Fiscal Year

      The fiscal year of the corporation shall end on the 31st day of December, in each year, or on such other day as may from time to time be fixed by the Board of Directors.

ARTICLE XI
Contracts, Checks, Notes, etc.

      All contracts, agreements and other instruments authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by any one of the following officers of the corporation: President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. The Board of Directors may, however, authorize any one of said officers to sign checks, drafts, and orders for the payment of money, singularly and without necessity of countersignature, and may designate officers and employees of the corporation other than those named above, or different combinations of such officers and employees, who may, in the name of the corporation, execute checks, drafts, and orders for the payment of money in its behalf.

ARTICLE XII
Seal

      The corporation shall have no seal.

ARTICLE XIII
Amendments

      This Code of Regulations may be amended or repealed at any meeting of shareholders called for that purpose, by the affirmative votes of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal. If the Code of Regulations is amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the corporation shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

ARTICLE IX
Provisions In Articles Of Incorporation

      These regulations are at all times subject to the provisions of the Articles of Incorporation of the corporation as the same may be in effect from time to time, including without limitation, the provisions of the Articles of Incorporation granting the holders of Serial Preferred Shares the right to elect two members of the Board of Directors during the pendency of any default in the payment of dividends on their Serial Preferred Shares as said terms are defined in the Articles of Incorporation.